UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2016

PSEG POWER LLC
(Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	001-34232 (Commission File Number)	22-3663480 (I.R.S. Employer Identification No.)
80 Park Plaza
Newark, New Jersey 07102
(Address of principal executive offices) (Zip Code)
973-430-7000
(Registrant's telephone number, including area code)
http://www.pseg.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On June 9, 2016, PSEG Power LLC (“Power”) completed a public offering of $700 million aggregate principal amount of its 3.000% Senior Notes due 2021 (the “Notes”). The Notes are fully and unconditionally guaranteed (the “Guarantees”), on a joint and several basis, by PSEG Energy Resources & Trade LLC, PSEG Fossil LLC and PSEG Nuclear LLC (collectively, the “Guarantors”). The Notes were offered and sold by Power pursuant to a registration statement on Form S-3 (File No. 333-200354) (the “Registration Statement”) and the related Prospectus dated November 18, 2014 and Prospectus Supplement dated June 6, 2016. The Notes were issued pursuant to an underwriting agreement (the “Underwriting Agreement”), dated June 6, 2016, among Power, the Guarantors and Barclays Capital Inc., Goldman, Sachs & Co., J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC, as underwriters (the “Underwriters”). Pursuant to the Underwriting Agreement and subject to the terms and conditions expressed therein, Power agreed to sell the Notes to the Underwriters, and the Underwriters agreed to purchase the Notes for resale to the public. The Underwriting Agreement is filed as Exhibit 1 hereto.

In connection with the offering of the Notes, Power is filing herewith as Exhibit 5 an opinion of Tamara L. Linde, Executive Vice President and General Counsel of Power, addressing the legality of the Notes and the Guarantees. Such opinion is incorporated by reference into the Registration Statement.

Item 9.01. Financial Statements and Exhibits

Exhibit 1	Underwriting Agreement, dated June 6, 2016, among PSEG Power LLC, PSEG Energy Resources & Trade LLC, PSEG Fossil LLC and PSEG Nuclear LLC and Barclays Capital Inc., Goldman, Sachs & Co., J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC, as underwriters.
Exhibit 5	Opinion of Tamara L. Linde, Executive Vice President and General Counsel of PSEG Power LLC, addressing the legality of the Notes and the Guarantees.
Exhibit 23	Consent of Tamara L. Linde, Executive Vice President and General Counsel of PSEG Power LLC (included in Exhibit 5).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PSEG POWER LLC (Registrant)
By:	/s/ Stuart J. Black
Stuart J. Black Vice President and Controller (Principal Accounting Officer)

Date: June 9, 2016

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